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                                                                    EXHIBIT 4.51

                  AMENDMENT NO. 1 TO CREDIT FACILITY AGREEMENT

THIS AGREEMENT dated as of the 22nd day of December, 2004

BETWEEN:

          PINE VALLEY MINING CORPORATION, a company incorporated under the laws of British Columbia having its registered office at Suite 3000 - 1055 West Georgia Street Vancouver, BC V6E 3R3 ("PINE VALLEY")

AND:

          FALLS MOUNTAIN COAL INC., a company incorporated under the laws of British Columbia having its registered office at Suite 3000 - 1055 West Georgia Street Vancouver, BC V6E 3R3 ("FALLS MOUNTAIN")

AND:

          PINE VALLEY COAL LTD., an Alberta corporation having its principal business office at Suite 501 - 535 Thurlow Street, Vancouver, BC V6E 3L2 ("PVC")

AND:

          THE ROCKSIDE FOUNDATION, an Ohio non-profit corporation having an office at 524 North Avenue, Suite 203, New Rochelle, NY 10801-3410 ("ROCKSIDE")

WHEREAS:

A. Pine Valley, Falls Mountain, PVC and Rockside have entered into a Credit Facility Agreement (the "Credit Facility Agreement") dated November 26, 2004 whereby Rockside agreed to make certain credit facilities available to Falls Mountain.

B. Subject to receipt of all necessary regulatory approvals as herein described, the Parties now wish to amend the Credit Facility Agreement on the terms and conditions set out in herein.

NOW THEREFORE, IN CONSIDERATION of the covenants and agreements in this Agreement, the Parties agree as follows:

1.   DEFINED TERMS

In this Agreement, all capitalized terms will have the meaning given to them in the Credit Facility Agreement unless otherwise defined herein.

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                                       2


2.   AMENDMENTS TO CREDIT FACILITY AGREEMENT

2.1  AMENDMENT TO SECTION 1.1

Sections 1.1(v) and (w) are hereby deleted in their entirety and replaced with the following new Sections 1.1(v) and (w):

     "(v) "TRANCHE NO. 2" means the second advance in the principal amount of $5,100,000 referred to in Section 2.1;

     (w)  [Intentionally left blank];"

Section 1.1(j) is hereby amended by adding the word "or" following "Tranche No. 1" and deleting the words "or Tranche No. 3" therefrom.

2.2  AMENDMENT TO SECTION 2.1

Section 2.1 of the Credit Facility Agreement is hereby deleted in its entirety and replaced with the following new Section 2.1:

     "Subject to the terms and conditions of this Agreement, Rockside hereby establishes for Falls Mountain the following credit facility:

     (a) Tranche No. 1 in the principal amount of $3,750,000, to be advanced on the Closing Date; and

     (b) Tranche No. 2 in the principal amount of $5,100,000, to be advanced between December 27, 2004 and January 7, 2005.

     provided that Rockside will only advance Tranche No. 2 at the sole option of, and if requested to so by, Falls Mountain, and nothing herein will obligate any of the Pine Valley Group to draw down any of the Credit Facility except for Tranche No. 1. If it elects to do so, Falls MOUNTAIN will request the advance of Tranche No. 2 by delivering not less than 7 days' written notice to Rockside. All advances will be made by Rockside by wire transfer to such account as Falls Mountain may designate."

2.3  AMENDMENT TO SECTION 6

Section 6 of the Credit Facility Agreement is hereby deleted in its entirety and replaced with the following new Section 6:

     "Pine Valley will issue to Rockside as additional consideration for the Credit Facility, a bonus payment equal to that number of common shares in the capital of Pine Valley having a Market Value equivalent to:

     (a) 10% of the principal amount of Tranche No. 1, to be issued as soon as is reasonably practicable after the advance of Tranche No. 1 (the "CLOSING DATE BONUS SHARES"). Tranche No. 1 will be converted into Canadian Dollars at the

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     exchange rate published by the Bank of Canada at the close of business on the day immediately preceding the date of such advance; and

     (b) up to 10% of the principal amount of Tranche No. 2, which bonus shares will vest and become eligible for issuance only in accordance with the following schedule:

                                        PERCENTAGE OF THEN OUTSTANDING PRINCIPAL
                                        AMOUNT OF TRANCHE NO. 2 USED TO CALCULATE
     BONUS SHARES VESTING DATE          NO. OF BONUS SHARES
     -------------------------          -----------------------------------------
     Date of advance of Tranche No. 2                       1%
     January 31, 2005                                       1%
     March 7, 2005                                          1%
     April 11, 2005                                         1%
     May 16, 2005                                           1%
     June 20, 2005                                          1%
     July 25, 2005                                          1%
     August 29, 2005                                        1%
     October 3, 2005                                        1%
     November 7, 2005                                       1%

     The bonus shares referred to in this Section 6(b) will vest and become eligible for issuance to Rockside only if the principal amount of Tranche No. 2 or any part thereof remains outstanding at the applicable bonus shares vesting date referred to above. For greater certainty the bonus shares referred to in this Section 6(b) will be calculated only on the basis of the outstanding amount of Tranche No. 2 at the time of the applicable bonus shares vesting date described above. If the principal amount of Tranche No. 2 is repaid in full prior to the expiration of the applicable bonus shares vesting date, Rockside will no longer have any rights to acquire the remaining bonus shares. Tranche No. 2 will be converted into Canadian Dollars at the exchange rate published by the Bank of Canada at the close of business on the day immediately preceding the date of such advance.

     Any repayments by the Pine Valley Group to Rockside in accordance with the terms of this Agreement will be applied first to the outstanding principal amount of Tranche No. 2 until it is repaid in its entirety and then to the outstanding principal amount of Tranche No. 1."

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3.   SUBJECT TO REGULATORY APPROVAL

This Agreement is subject to and will not become effective until the parties have received all necessary regulatory approvals, including the approval of the TSX Venture Exchange.

4.   GENERAL

4.1  FULL FORCE AND EFFECT

The Credit Facility Agreement remains in full force and effect except as expressly amended by this Agreement. This Agreement will be read together with the Credit Facility Agreement and will be included in the definition of Agreement in the Credit Facility Agreement.

4.2  GOVERNING LAW

This Agreement will be governed exclusively by, and is to be enforced, construed and interpreted exclusively in accordance with, the laws of British Columbia and the laws of Canada applicable in British Columbia which will be deemed to be the proper law of this Agreement.

4.3  INDEPENDENT LEGAL ADVICE

Rockside acknowledges and agrees that the Pine Valley Group and their counsel, Bull, Housser & Tupper, have recommended that it obtain independent legal advice with respect to the subject matter of this Agreement and Rockside hereby represents and warrants to each of the Pine Valley Group and Bull, Housser & Tupper that Rockside has sought independent legal advice or waives such advice.

4.4  COUNTERPARTS

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts with the same effect as if all Parties had all signed and delivered the same document and all counterparts will be construed together to be an original and will constitute one and the same agreement.

4.5  DELIVERY BY FAX

Any Party may deliver an executed copy of this Agreement by fax but that Party will immediately dispatch by delivery in person to the other Parties an originally executed copy of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement the day and year first above written.

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PINE VALLEY MINING CORPORATION


Per: /s/ Jeffray M. Fehn
     --------------------------------
     Authorized Signatory
     I have authority to bind
     PINE VALLEY MINING CORPORATION


FALLS MOUNTAIN COAL INC.


Per: /s/ Graham Mackenzie
     --------------------------------
     Authorized Signatory
     I have authority to bind
     FALLS MOUNTAIN COAL INC.


PINE VALLEY COAL LTD.


Per: /s/ Graham Mackenzie
     --------------------------------
     Authorized Signatory
     I have authority to bind
     PINE VALLEY COAL LTD.


THE ROCKSIDE FOUNDATION


Per: /s/ Michael A. Coan
     --------------------------------
     Authorized Signatory
     I have the authority to bind
     THE ROCKSIDE FOUNDATION